EXHIBIT 21

Subsidiaries

TNP Strategic Retail Operating Partnership, L.P. (Delaware)

TNP SRT Secured Holdings, LLC (Delaware)

TNP SRT Portfolio I, LLC (Delaware)

TNP SRT Portfolio II, LLC (Delaware)

TNP SRT Portfolio II Holdings, LLC (Delaware)

TNP SRT Aurora Commons, LLC (Delaware)

TNP SRT Bloomingdale Hills, LLC (Delaware)

TNP SRT Cochran Bypass, LLC (Delaware)

TNP SRT Constitution Master Lessee, LLC (Delaware)

TNP SRT Constitution Trail, LLC (Delaware)

TNP SRT Craig Promenade, LLC (Delaware)

TNP SRT Ensenada Square, LLC (Delaware)

TNP SRT Florissant Marketplace, LLC (Delaware)

TNP SRT Lahaina Gateway Holdings, LLC (Delaware)

TNP SRT Lahaina Gateway Mezz Holdings, LLC (Delaware)

TNP SRT Lahaina Gateway Mezz, LLC (Delaware)

TNP SRT Lahaina Gateway, LLC (Delaware)

TNP SRT Moreno Marketplace, LLC (Delaware)

TNP SRT Morningside Marketplace, LLC (Delaware)

TNP SRT Northgate Plaza Tucson Holdings, LLC (Delaware)

TNP SRT Northgate Plaza Tucson, LLC (Delaware)

TNP SRT Osceola Village (Delaware)

TNP SRT Osceola Village Master Lessee, LLC (Delaware)

TNP SRT Pinehurst East, LLC (Delaware)

TNP SRT San Jacinto, LLC (Delaware)

TNP SRT Summit Point Holdings, LLC (Delaware)

TNP SRT Summit Point, LLC (Delaware)

TNP SRT Topaz Marketplace, LLC (Delaware)

TNP SRT Turkey Creek, LLC (Delaware)

TNP SRT Visalia Marketplace, LLC (Delaware)

TNP SRT Waianae Mall, LLC (Delaware)

TNP SRT Willow Run, LLC (Delaware)

TNP SRT Woodland West Holdings, LLC (Delaware)

TNP SRT Woodland West, LLC (Delaware)